Exhibit 10.12

SECOND AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT

This Second Amendment to the Exclusive License Agreement (“Second Amendment”) effective as of August 3, 2021 (“Second Amendment Effective Date”) is by and between: Eisai inc., with its principal office at 100 Tice Blvd., Woodcliff Lake, NJ 07093, United States of America (“Eisai”) and Allarity Therapeutics A/S, with its principal office at Venlighedsvej 1, DK-2970 Hoersholm, Denmark (“Allarity”) (formerly known as Oncology Venture ApS), with reference to the following:

WITNESSETH:

WHEREAS, as of July 6, 2017, the Parties entered into an Exclusive License Agreement, (the “Original Agreement”) relating to the cancer drug E7449 (now Stenoparib (2X-121)), a PARP inhibitor,

WHEREAS, as of December 11, 2020, the Parties executed a First Amendment to said Exclusive License Agreement, expanding the Field;

WHEREAS, Eisai and Allarity now desire to amend certain provisions of the Original Agreement, in order to (1) postpone the due date of the Extension Payment (as defined below) by extending the deadline for Allarity’s Successful Completion of its first Phase 2 clinical trial for Stenoparib; and (2) amend terms related to Eisai’s right of termination of Development.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and covenants of Parties set forth herein, the Parties have agreed as follows:

1.	Definitions

Capitalized terms used in this Second Amendment and not defined herein shall have the meanings assigned thereto in the Original Agreement.

2.	Amendments and Agreements

1)	Section 7.6 of the Original Agreement, “Extension Payment”, is hereby amended and restated in its entirety as follows:

Section 7.6 Extension Payment. If Allarity and/or its Affiliates or sublicensees have not achieved Successful Completion of the first Phase 2 Clinical Trial of the Product prior to December 31, 2022, then, in Allarity’s sole discretion, it may notify Eisai of its intention to continue Development activities of the Compound. In the event that Eisai and Allarity mutually agree to such continued Development activities by Allarity, Allarity shall pay a one-time payment to Eisai of One Million U.S. Dollars (the “Extension Payment”) within thirty (30) days following December 31, 2022. Notwithstanding the foregoing, in the event that Allarity has not enrolled and dosed at least thirty (30) patients with the first dose of cancer drug E7449 in the ongoing Phase 2 Ovarian Cancer Clinical Trial by July 1, 2022 then the Extension Payment shall become due and payable in full by July 30, 2022.

2)	Section 14.2(f)(i) of the Original Agreement, “Eisai Right of Termination for Development”, is hereby aended and restated in its entirety as follows:

Section 14.2(f) Eisai Right of Termination for Development.

(i)	If Allarity and/or its Affiliates or sublicensees have not achieved Successful Completion of the first Phase 2 Clinical Trial of the Product prior to December 31, 2022 and Allarity elected not to pay the Extension Payment pursuant to Section 7.6, Eisai may terminate this Agreement in its entirety, in its sole discretion, at any time following thirty (30) days from December 31, 2022, on at least one hundred and twenty (120) days prior written notice.

3.	Effect

This Second Amendment shall be effective from the Second Amendment Effective Date.

4.	No Other Amendments

This Second Amendment shall be deemed to be part of and incorporated into the Original Agreement. Except as expressly set forth in this Second Amendment, all of the terms and conditions of the Original Agreement shall remain unchanged and are ratified, confirmed in all respects, and remain in full force and effect.

5.	Counterparts

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Second Amendment delivered by facsimile transmission or by electronic mail in “portable document format” shall be as effective as an original executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment through their duly authorized representatives and made effective as of the Second Amendment Effective Date.

Allarity Therapeutics A/S		Eisai, Inc.

By:	/s/ James G. Cullem, J.D.	By:	/s/ Takashi Owa
Name:	James G. Cullem, J.D.	Name:	Takashi Owa
Title:	Senior V.P., Corporate Development	Title:	Chief Medicine Creation Officer Oncology Business Group
Eisai Inc.

Date:	20 August 2021	Date:	2021年8月23日

[Signature Page to Second Amendment to Exclusive License Agreement between Allarity and Eisai]